Exhibit 11.

Computation of net earnings per share, all data in thousands, except per share data.  This data is Unaudited.


                                                         For three months ended        For six months ended
                                                                June 30,                     June 30,
                                                          1999            1998          1999          1998
                                                       ------------    -----------   -----------   -----------

Calculation of earnings per share - basic
Net loss                                             $        (307 )         (247 )        (453 )      (1,144 )
                                                       ============    ===========   ===========   ===========

Shares:
Common shares outstanding                                    7,207          7,110         7,206         7,098
                                                       ============    ===========   ===========   ===========

Net loss per common share - basic                    $       (0.04 )        (0.03 )       (0.06 )      (0.16 )

                                                       ============    ===========   ===========   ===========


Calculation of earnings per share - diluted
Net loss                                             $        (307 )         (247 )        (453 )      (1,144 )
                                                       ============    ===========   ===========   ===========


Shares:
Common shares outstanding                                    7,207          7,110         7,206         7,098
Additional shares assuming conversion of
  stock options and warrants                                     -              -            -             -
Average common and equivalent shares
  outstanding                                                7,207          7,110         7,206         7,098
                                                       ============    ===========   ===========   ===========

Net loss per common share - diluted                  $       (0.04 )        (0.03 )       (0.06 )      (0.16 )

                                                       ============    ===========   ===========   ===========




                                     See accompanying Notes to Consolidated Financial Statements.
